                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 22, 2004
                                                          --------------


                            THE BON-TON STORES, INC.
                          ---------------------------
                 (Exact Name of Registrant Specified in Charter)


  Pennsylvania                    0-19517                    23-2835229
-----------------             ----------------           -----------------
 (State or Other              (Commission File           (I.R.S. Employer
 Jurisdiction of                  Number)               Identification No.)
 Incorporation)

            2801 E. Market Street
             York, Pennsylvania                                    17402
   ------------------------------------------                 ----------------
    (Address of Principal Executive Offices)                     (Zip Code)




        Registrants telephone number, including area code:  (717) 757-7660

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         The following issues were discussed at the annual meeting of shareholders of The Bon-Ton Stores, Inc. (the "Company" or "we") held July 21, 2004 in York, Pennsylvania. The answers were provided by management in response to questions raised by certain shareholders during the question and answer period of the meeting.

1.       What is the status of the search for a new CEO?

         We are nearing the end of the process. The Search Committee of the Board of Directors surfaced several excellent candidates and narrowed the list to two. We expect to make a decision at our board meeting on August 24, 2004 and will make the appropriate announcement after that meeting.

2.       What is the status of the search for a Chief Merchandising Officer?

         We are actively looking for a new head merchant. We expect to complete the search in 90-120 days.

3. What have you learned about the condition of the Elder-Beerman stores since you completed the acquisition?

         We have found the condition of the stores to be consistent with our assessment during due diligence. Specifically, we do not see any immediate needs other than normal maintenance capital items.

4. Do you anticipate closing any other stores in addition to the Pottstown, Pennsylvania location?

         No other store closures are anticipated at this time.

5.       Will you change the name on the Elder-Beerman stores to Bon-Ton?

         We will not make any changes in the near term and will assess this issue in the years ahead.

6.       Where are you regarding the merchandise assortment integration?

         We expect better sales performance in fall of this year compared to spring 2004 due to the integration of the merchandise. This should be accomplished in September when the stores will have a full assortment.

7. What are you doing regarding Sarbanes-Oxley internal control compliance?

         The Company anticipates that it will be an accelerated filer. This means we must be in compliance by the end of this year. We have hired a third party firm to assist us in the process. As we proceed with our integration we are changing systems, and this process may continue into the fourth quarter of this year. Our independent auditor has given us a target date of October 31, 2004 to turn over documentation for testing internal controls. This date may not be realizable for all systems. The Company could make additional systems enhancements after this date, which could delay documentation of some systems. Therefore, the Company recognizes the possibility that some systems may not be documented until 2005. The Company believes focusing its documentation efforts on Bon-Ton or Elder-Beerman legacy and converted systems is the best means to work forward compliance.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  The Bon-Ton Stores, Inc.


                                  By:  /s/ James H. Baireuther
                                       -----------------------------------------
                                           James H. Baireuther
                                           Vice Chairman, Chief Administrative
                                           Officer and Chief Financial Officer

Dated: July 22, 2004